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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements Nos. 33-64878, 33-89820, 33-99946, 333-03928, 333-66849,
333-28361, 333-48961, 333-66849, 333-36236 and 333-37470 on Form S-8, of our
report dated March 22, 2000 included in HA-LO Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in the Registration Statements.

                                               /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
September 1, 2000